UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2013
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA	85605
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Investors are cautioned that forward-looking statements are inherently uncertain and involve risks and uncertainties, which may cause actual results to differ materially from those discussed herein.  Such statements include statements regarding the timing and completion of the restatement of financial statements, the extent and effect of such restatement on the reported financial condition of the Company and timing for filing of the Company’s annual report on Form 10-K.  Please refer to the risks and uncertainties detailed from time to time by the Company in its periodic filings with the Securities and Exchange Commission.  You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties.  The Company undertakes no duty to update any forward-looking statements, except as required by law.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

On March 28, 2013, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which included restated audited financial statements as at and for the year ended December 31, 2011.  As previously disclosed by the Company in its Current Report on Form 8-K, as filed on February 15, 2013, the Registrant had determined to restate its audited annual financial statements for the year ended December 31, 2011, as well as its unaudited interim financial statements for the quarters ended March 31, June 30 and September 30, 2012, to expense certain exploration costs that were inappropriately capitalized as construction costs associated with the Company’s construction of its Nichols Ranch In-Situ Recovery Uranium Project, specifically, certain costs associated with well field development in connection with the construction of a processing facility at Nichols Ranch.

In response to comments raised by the staff of the United States Securities and Exchange Commission (the “SEC”) concerning (i) the Company’s December 31, 2012 audited annual financial statements, its restatement to capitalize some of its previously capitalized costs in its December 31, 2011 audited annual financial statements, each as contained in the Company’s Annual Report on Form 10-K, as filed on March 28, 2013, and (ii) the Company’s pending restatement of its unaudited interim financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2012, the Company concluded on March 29, 2013,  that these financial statements require further restatement to expense all costs associated with construction of the processing facility at Nichols Ranch rather than capitalize any such costs.  The cumulative effect as of December 31, 2012, will result in the Company restating to expense Construction in Progress costs and Property and Equipment costs capitalized as assets at December 31, 2012 and at December 31, 2011. This will result in an increase of Mineral Property Expenditures for the years ended December 31, 2011 and December 31, 2012.

This determination was made by management of the Company, in coordination with its audit committee and its independent registered public accounting firm, following the determination by the staff of the SEC on March 29, 2013, that the staff of the SEC disagreed with the Company’s continued capitalization of these costs related to the Nichols Ranch In-Situ Recovery Uranium Project processing facility on the basis of management’s belief that these costs are recoverable through alternative future use.

Accordingly, investors should no longer rely on (i) our audited annual financial statements for the years ended December 31, 2012 and 2011, contained in our Annual Report on Form 10-K, as filed on March 28, 2013, (ii) any interim financial information contained in our Annual Report on Form 10-K, as filed on March 28, 2013, related to the quarters ended March 31, June 30 and September 30, 2012, or (iii) our unaudited interim financial statements for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, as contained in our Quarterly Reports on Form 10-Q for such periods.

To make the adjustment, the Company will restate its audited annual financial statements for the years ended December 31, 2012 and 2011, as contained in its annual report on Form 10-K, and will restate its unaudited interim financial statements for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, as contained in its Quarterly Reports on Form 10-Q for those periods.

The restatement of our financial statements is to adjust for an accounting reclassification of project costs during the periods restated and will not change the Company’s reported cash in treasury, its cash flow, or its business plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: April 1, 2013	By:	/s/ “Sandra MacKay”

Sandra Mackay
Corporate Secretary